                                                                    Exhibit 10.6


                         CONCENTRIC NETWORK CORPORATION

                   10590 N. TANTAU AVENUE, CUPERTINO, CA 95014

               CONCENTRIC HOST SERVER SOLUTIONS SERVICE AGREEMENT

This Concentric Host Server Solutions Service Agreement ("Agreement") is made and entered into on this 29th day of January, 1999 ("Effective Date"), by and between Concentric Network Corporation, Inc., a Delaware corporation ("Concentric"), and Corio Corporation ("Customer"), a Delaware corporation with its principal place of business at 700 Bay Road, Suite 210, Redwood City, CA 94063.

The Parties hereto agree as follows:

1.0     SERVICES

Subject to the terms and conditions of this Agreement, during the term of this Agreement, Concentric will provide to Customer the goods and services (collectively, the "Services") as described and selected in the applicable Co-location Order Form(s), and/or the Managed Server Order Form(s) (each an "Order Form") attached hereto as Exhibit A.

2.0     PAYMENT AND INVOICES

2.1 Fees. Customer shall pay Concentric all fees indicated on the applicable Order Form. These fees and charges may include a one-time set-up charge, as well as certain monthly fees. During the term of this Agreement the fees shall be fixed; however, should Concentric's general fees for the Services decrease during the term, Customer's fees will be adjusted accordingly.

2.2 Payment Terms. Concentric shall invoice Customer monthly, at the end of each month, for the fees payable under this Agreement pursuant to the applicable Order Form, and Customer shall pay Concentric such fees no later than thirty
(30) days after the invoice date. If Concentric does not receive payment in full for each invoice within thirty (30) days after the invoice date, Concentric may add to Customer's account a late charge of 1.5% per month, or the maximum amount allowed by law, whichever is less.

2.3 Taxes. All fees are in United States dollars and exclude any applicable taxes. Customer shall pay, indemnify and hold Concentric harmless from all sales, use, value added or other taxes of any nature, other than taxes on Concentric's net income, including penalties and interest, and all government permit or license fees assessed upon or with respect to any fees due under this Agreement (except to the extent Customer provides Concentric with a valid tax exemption certificate). If any applicable foreign law requires Customer to withhold amounts from any payments to Concentric hereunder: (a) Customer shall affect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Concentric with tax receipts evidencing the payments of such amounts; and (b) the sum payable by Customer upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Concentric receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Concentric would have received and retained in the absence of such required deduction or withholding.

3.0     REPRESENTATIONS AND WARRANTIES

3.1 General. Each party represents and warrants that it has the right and authority to enter into this Agreement, and that by entering into this Agreement, it will not violate, conflict with or cause a material default under any other contract, agreement, indenture, decree, judgment, undertaking, conveyance, lien or encumbrance to which it is a party or by which it or any of its property is or may become subject or bound. Each party shall, at its own expense, make, obtain, and maintain in force at all times during the term of this Agreement, all applicable filings, registrations, reports, licenses, permits and authorizations necessary to perform its obligations under this Agreement.

3.2 Compliance with Laws. Customer represents and warrants that no consent, approval or authorization of or designation, declaration or filing with any governmental authority is required in connection with the valid execution, delivery and performance of this Agreement. Each party shall, at its own expense, comply with all laws, regulations and other legal requirements that apply to it and this Agreement, including copyright, privacy and communications decency laws.

3.3     Acceptable Use.

(a) Customer is solely responsible for the content of any postings, data or transmissions using the Services, or any other use of the Services by Customer or by any person or entity Customer permits to access the Services. Customer represents and warrants that it will: (a) not use any Concentric equipment or services in a manner that: (i) is prohibited by any law or regulation or Concentric policy, or to facilitate the violation of any law or regulation or such policy; or (ii) will disrupt third parties' use or enjoyment of any communications service or outlet; (b) not violate or tamper with the security of any Concentric computer equipment or program; and (c) enter into an agreement with each of its end-users sufficient to comply with the terms herein. If Concentric has reasonable grounds to believe that Customer is utilizing the Services for any such illegal purpose, as stated above in (a)(i), or disruptive purpose, as stated above in (a)(ii) or (b), Concentric may suspend or terminate Services immediately upon notice to Customer. Except for actions requiring immediate action as required by government regulation or by law, or required to protect Concentric's network, Concentric will make best efforts to notify Customer in advance of actions it may take to limit Customer's or its User's access to the network.

(b) Customer acknowledges and expressly agrees that Concentric will not be liable to Customer or its customers for any action Concentric takes to remove or restrict access to obscene, indecent or offensive content made available by Customer, not for

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ServerSolutions092298            Confidential                        Page 1 of 5
any action taken to restrict access to material made available in violation of any law, regulation or rights of a third party, including but not limited to, rights under the copyright law and prohibitions on libel, slander and invasion of privacy.

3.4     Facilities

Concentric warrants that the data center facilities in which Customer's server(s) reside will maintain the following features:

* Secure, scalable areas including cabinets, racks, shelves, locked cages and suites

*       Telco hardened

*       Environmental controls

*       Redundant heating, ventilation and air condition systems'

*       Physically secure with escorted access at all times

*       Fire Master 200 Fire Suppression System

* Redundant, built-in, clean, continuous power distribution units to servers

*       Redundant power: UPS and diesel generator power back-up

3.5 DISCLAIMER. THE WARRANTIES SET FORTH IN THIS SECTION 3 ARE THE ONLY WARRANTIES MADE BY CONCENTRIC. CONCENTRIC MAKES NO OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ITS SERVICES, ANY RELATED SERVICE OR SOFTWARE, OR THE FITNESS OF THE SPACE FOR CUSTOMER'S USE CONCENTRIC HEREBY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, OR IMPLIED WARRANTIES ARISING FROM A COURSE OF DEALING OR COURSE OF PERFORMANCE. NO ORAL OR WRITTEN INFORMATION GIVEN BY CONCENTRIC, ITS EMPLOYEES, LICENSORS OR THE LIKE WILL CREATE A. WARRANTY.

4.0     LIMITATION OF LIABILITY

EXCEPT FOR CUSTOMER'S OBLIGATIONS TO PROVIDE NON LIABILITY FOR CONCENTRIC PURSUANT TO SECTION 3.3(b), UNDER NO CIRCUMSTANCES, INCLUDING NEGLIGENCE, WILL
(A) EITHER PARTY OR ANYONE ELSE INVOLVED IN ADMINISTERING, DISTRIBUTING OR PROVIDING THE SERVICES, OR (B) WITH REGARD TO THIRD-PARTY SOFTWARE, THE APPLICABLE LICENSOR, BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE OF OR INABILITY TO USE THE SERVICES, OR, IF APPLICABLE, THE THIRD-PARTY SOFTWARE, INCLUDING BUT NOT LIMITED TO LOSS OF REVENUE OR LOST PROFITS, OR DAMAGES THAT RESULT FROM MISTAKES, OMISSIONS, INTERRUPTIONS, DELETION OF FILES OR EMAIL, ERRORS, DEFECTS, VIRUSES, DELAYS IN OPERATION OR TRANSMISSION, FAILURE OF PERFORMANCE, THEFT, DESTRUCTION OR UNAUTHORIZED ACCESS TO CONCENTRIC'S RECORDS, PROGRAMS OR SERVICES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN THE EVENT OF ANY BREACH BY CONCENTRIC OF THIS AGREEMENT, CONCENTRIC'S LIABILITY TO CUSTOMER WILL NOT EXCEED THE AMOUNT PAID TO CONCENTRIC BY CUSTOMER DURING THE PREVIOUS TWELVE MONTHS. IN THE EVENT OF ANY BREACH BY THE THIRD-PARTY LICENSOR OF THIS AGREEMENT, SUCH LICENSOR'S LIABILITY TO CUSTOMER WILL NOT EXCEED THE AMOUNT PAID FOR SUCH THIRD-PARTY SOFTWARE.

5.0     CONFIDENTIAL INFORMATION

5.1 Definition. For purposes of this Agreement "Confidential Information" shall mean information including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information marked "Confidential", or if disclosed verbally, is identified as confidential at the time of disclosure. In addition to the foregoing, with respect to Third-Party Software (as defined below), Confidential Information shall also include any source or object codes, technical data, data output of such software, Documentation (as defined below), or correspondence owned by the applicable Licensor. Confidential Information excludes information that: (i) was or becomes publicly known through no fault of the receiving party; (ii) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (iii) is independently developed by the receiving party without the participation of individuals who have had access to the Confidential Information; (iv) is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing party; and (v) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will (a) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and (b) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as, and to the extent, necessary to legally comply with such compelled disclosure.

5.2 Nondisclosure. Until the later of three (3) years from the Effective Date, or the expiration of the then current term as set forth on the Order From, each party agrees to maintain all Confidential Information in confidence to the same extent that it protects its own similar Confidential Information, but in no event less than reasonable care, and to use such Confidential Information only as permitted under this Agreement; in addition, with respect to the Confidential Information of the Third-Party Software Licensor, Customer agrees that it shall not use or disclose such information at any time either during the Term or after the termination of this Agreement, except as required by law. Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information including, without limitation disclosing Confidential Information only to its employees: (a) with a need to know to further permitted uses of such information: (b) who are parties to appropriate agreements sufficient to comply with this Section 5; and (c) who are informed of the nondisclosure/non-use obligations imposed by this Section 5; and both parties shall take appropriate steps to implement and enforce such non-disclosure/non-use obligations.

5.3 Terms of Agreement Confidential. Subject to Section 7.1, each of the parties agrees not to disclose to any third party the terms of this Agreement without the prior written consent of the other party hereto, except to advisors, investors and others on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law.

5.4 Injunctive Relief. In the event of an actual or threatened breach of the above confidentiality provisions, the nonbreaching party will have no adequate remedy at law and will

ServerSolutions092298            Confidential                        Page 2 of 5
be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual money damages.

6.0     TERM AND TERMINATION

6.1 Term. The term of this Agreement will commence on the Effective Date and continue for the term for five (5) years. Upon written notice thirty (30) days or more prior to the expiration of the initial term, Customer will indicate whether to extend the term for an additional five (5) years or such term as Customer may request, or let the Agreement expire. Absent written notice by either party thirty (30) days prior to the end of the initial term, this Agreement will automatically renew for successive one (1) year terms under the prices then in effect for the Services.

6.2 Termination. A party may terminate this Agreement upon written notice to the other party;

(a) For any material breach of this Agreement, which the defaulting party fails to cure within thirty (30) days following written notice by the non-defaulting party of such breach; or

(b) Upon the other party's insolvency or liquidation as a result of which such party ceases to do business for a continuous period of at least three (3) months.

6.3     Effect of Termination.

(a) If Customer terminates this Agreement for its convenience prior to the expiration of the initial term or any renewal term, Customer will be liable for and pay Concentric the difference between the fees paid and calculated at the discount level corresponding to the term elected by Customer and the fees paid and calculated at the discount level earned.

(b) Customer shall comply with all applicable procedures related to equipment removal upon termination. The obligations of Sections 3, 4, 5, 6.3 and 9 will survive any expiration or earlier termination of this Agreement. In the event of any expiration or earlier termination of this Agreement, Customer will
(a) if applicable, immediately stop using the Third-Party Software, and in the applicable Licensor's sole discretion, return or destroy all copies of the Third-Party Software, Documentation (each as defined below) and data output of such software; and (b) be obligated to pay to Concentric fees and charges incurred prior to termination. In addition, if Customer fails to pay any invoice(s) for forty five (45) days or more from the date of such invoice, Customer shall be denied access to the Space (as defined below) until such time as the invoice(s) has been paid in full. Finally, within ten (10) days after the termination of this Agreement, if requested, Customer shall return to the disclosing party all originals and copies of all Confidential Information which has been fixed in any tangible medium of expression. If return of digital copies is impractical, Customer may destroy the digital copies and send the disclosing party written certification of such destruction.

7.0     MARKETING AND PROMOTION

7.1 Press Release. The parties may agree to cooperate to prepare and release a joint press release regarding this Agreement, subject to the approval of each party, which must not be unreasonably withheld or delayed.

8.0     FACILITIES

8.1 The following terms and conditions will apply only if Customer has filled out the Co-Location Order Form:

(a) License to Occupy. For purposes of this Agreement, "Space" means the Concentric facilities where Customer's hardware and software are stored and operated. Concentric grants to Customer a non-exclusive license to occupy the Space. Customer acknowledges that it has been granted only a license to occupy the Space and that it has not been granted any real property interests in the Space.

(b) Services. Concentric will provide Customer with the services ("Services") as specified in the Order Form (i.e., "Remote Hands").

(c) Exclusions. Services shall not include services for problems arising out of modification, alteration or addition or attempted modification, alteration or addition of hardware undertaken by persons other than Concentric or Concentric's authorized representatives.

(d) Material and Changes. Customer shall comply with all applicable rules and regulations, including equipment installation or de-installation, and alteration of the Space. Customer shall not make any changes or material alterations to the interior or exterior portions of the Space, including any cabling or power supplies for its hardware. Customer agrees not to erect any signs or devices to the exterior portion of the Space.

(e) Damage. Customer agrees to reimburse Concentric for all reasonable repair or restoration costs associated with damage or destruction caused by Customer's personnel, Customer's agents, Customer's suppliers/contractors, or Customer's visitors during the term or as a consequence of Customer's removal of its hardware or property installed in the Space.

(f) Insurance. Unless otherwise agreed, Customer shall maintain, at Customer's expense, (i) Comprehensive General Liability Insurance in an amount not less than one million dollars ($1,000,000) per occurrence for bodily injury or property damage; (ii) Employer's Liability in an amount not less than one million dollars ($1,000,000) per occurrence, (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits and (iv) Property Insurance on an "all risk" form covering equipment and personal property owned or leased by Customer and used or stored on Concentric's premises. Such Comprehensive General Liability Insurance shall have an additional insured endorsement naming Concentric Network Corporation, and shall be primary and non-contributing with any insurance policies carried by Concentric. Customer shall also maintain insurance covering the equipment or property owned or leased by Customer against loss or physical damage. If so requested, Customer will provide CNC written evidence of insurance coverage consistent with the requirements of this subsection.

(g) Customer Duties. Customer shall document and promptly report all errors or malfunctions of the hardware to Concentric. Concentric shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time. Customer shall maintain a current backup copy of all programs and data. Customer shall properly train its personnel in the use of the hardware.

ServerSolutions092298            Confidential                        Page 3 of 5

(h) Third-Party Software. For purposes of this Agreement, "Third-Party Software" means those products indicated as such on the Order Form. If Customer purchases any Third-Party Software, Customer hereby agrees to be bound by the following terms and conditions, and further agrees to enter into all applicable agreements, if any, which such third-party requires of Concentric:

i. Customer is granted a non-exclusive, nontransferable right to install and use the Third-Party Software in object code form only, accompanying documentation ("Documentation"), and data output of such software solely for Customer's internal use. Such license is not transferable or assignable by Customer, in whole or in part, whether voluntarily or by merger, consolidation or sale, or otherwise by operation of law. Customer may make one backup copy of the Third-Party Software for archival purposes only.

ii. Title to the Third-Party Software shall be retained by the applicable Licensor of such software. No right, title, or interest in the Third-Party Software or Documentation is granted or conveyed to Customer by implication or otherwise.

iii. Customer acknowledges that the applicable Licensor can only control such Licensor's servers and therefore such Licensor cannot guarantee delivery of all data output requested by Customer in any given time period.

iv. Except for any backup archival copies permitted herein, Customer may not, and shall not allow others to, copy, modify, translate, disassemble, decompile, reverse engineer or create derivative works of the Third-Party Software, Documentation or data output of such software.

v. Customer shall not disclose the results of any, benchmark tests of the Third-Party Software or data output of such software to any third party; provide third parties access to the Third-Party Software, Documentation or data output; sublicense, rent, lease, barter, sell, or otherwise distribute the Third-Party Software, Documentation or any data output; or use any technical information in any way related to or acquired by use of the Third-Party Software for the prospective economic advantage of any third-party. Notwithstanding the foregoing, Customer may publish and disseminate summaries of the data output performed and transmitted by the Third-Party Software provided that Customer attributes the applicable Licensor as the source of the data output or information on which such summaries are based.

vi. CUSTOMER HEREBY ACCEPTS THE SOFTWARE AND DATA "AS IS" WITH NO EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE APPLICABLE LICENSOR NEITHER ASSUMES, NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT, ANY OTHER LIABILITY IN CONNECTION WITH THE SOFTWARE, DATA OR ANY OTHER INFORMATION, INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING OUT OF THE DELIVERY, INSTALLATION, SUPPORT OR USE OF THE SOFTWARE, INFORMATION OR DATA. SUCH LICENSOR DOES NOT WARRANT THE RESULTS OF ANY PROGRAM OR SERVICE OR THAT ANY ERRORS IN THE SOFTWARE WILL BE CORRECTED, OR THAT THE SOFTWARE WILL MEET CUSTOMER'S REQUIREMENTS OR EXPECTATIONS. SUCH LICENSOR CANNOT GUARANTEE AND DOES NOT WARRANT THE ACCURACY OF THE DATA DELIVERED TO CUSTOMER OR THAT DATA IS TRANSMITTED TO CUSTOMER WITHOUT INTERRUPTION OR DELAY. Customer asserts and acknowledges that prior to execution of this Agreement, Customer had sufficient opportunity to evaluate the Third-Party Software, Documentation, and data output delivery of such software to become familiar with their performance and operation.

8.2 The following terms and conditions will apply only if Customer has filled out the Managed Server Order Form:

(a) Services, Concentric will provide Customer with the services as specified in the Order Form.

(b) Service Level Agreement. Concentric agrees that its Managed Server downtime will not exceed 4.33 minutes per day, or 30.3 minutes per week, or 130 minutes per month. If in any calendar month. Customer's server is down for more than 130 minutes (exclusive of (i) scheduled maintenance windows and (ii) customer enabled faults), Concentric will credit to Customer's account twenty-five percent (25%) of such month's Managed Server fee, as set forth in the Order Form.

8.3 Regulations. Customer shall comply with all applicable operational rules and regulations, while on Concentric's premises and while under Concentric escort. Concentric may, in its sole discretion, limit Customer's access to a reasonable number of authorized Customer employees or designees. Customer shall not interfere with any other customers of Concentric, or such other customers' use of Concentric's facilities.

8.4 Assumption of Risk. Customer hereby assumes any and all risks associated with Customer, its agents (including contractors and sub-contractors) or employees' use of the Space and shall indemnify, defend and hold harmless Concentric from any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with such use.

9.0     GENERAL PROVISIONS

9.1 Assignment. This Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Notwithstanding the above, neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party. Any assignment in violation of this Section shall be null and void. Notwithstanding the above, either party, without approval from the other party, may reassign this Agreement through merger or acquisition where a third party acquires a majority interest in the assets of such party.

9.2 Independent Contractors. The parties will have the status of independent contractors, and nothing in this Agreement should be deemed to place the parties in the relationship of employer-employee, principal-agent, or partners or in a joint venture.

9.3 Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, should in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement will not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

ServerSolutions092298            Confidential                        Page 4 of 5

9.4 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under present or future laws, such provision will be struck from the Agreement and the remaining provisions of this Agreement shall remain in full force and effect.

9.5     Indemnity.

(a) Customer shall indemnify, defend and hold harmless Concentric, and/or, if applicable, the Licensor of the Third-Party Software, from any and all damages, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees) incurred (a) by Concentric as a result of any threatened or actual suit against Concentric arising out of or in connection with information or content provided, accessed or made available by Customer on Concentric's network; and (b) by the applicable Third-Party Software Licensor as a result of any threatened or actual suit against such Licensor arising from Customer's use, summarization, or dissemination of any data output of such software, including, without limitation, trade libel and slander.

(b) Each of Concentric and Customer shall indemnify, defend and hold harmless the other, from any and all damages, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees) incurred by the other party's gross negligence or deliberate wrongdoing in performance under this Agreement.

9.6 Force Majeure. Either party will be excused from any delay or failure to perform any obligation under this Agreement if such failure is caused by the occurrence of any event beyond the reasonable control of such party, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots or war. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

9.7 Governing Law. This Agreement will be deemed to have been made in the State of California, and the provisions and conditions of this Agreement will be governed by and interpreted in accordance with the laws of the State of California, without regard to conflict of laws principles thereof.

9.8 Arbitration. Any dispute or claim arising out of or in connection with this Agreement or the performance, breach or termination thereof, will be finally settled by binding arbitration in San Jose, California under the Rules of Arbitration of the American Arbitration Association by an arbitrator appointed in accordance with those rules. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for equitable relief without breach of this arbitration provision.

9.9 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral with respect to the subject matter hereof. No modification of this Agreement shall be binding upon the parties hereto unless evidenced in writing duly signed by authorized representatives of the respective parties hereto.

9.10 Notices. Any required notices hereunder shall be given in writing via electronic mail and by certified mail or overnight express delivery service (such as DHL) at the address of each party above or as indicated on the applicable Order Form, or to such other address as either party may from time to time substitute by written notice. Notice shall be deemed served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

Customer and Concentric's authorized representatives have read the foregoing and all documents incorporated therein and agree and accept such terms.

CUSTOMER REPRESENTATIVE            CONCENTRIC NETWORK CORPORATION
(Corio Corporation)

By: /s/ Signature Illegible        By: /s/ Signature Illegible
        (Authorized Signature)     (Authorized Signature)

Print Name: Jonathan Lee           Print Name: W.C. Etheredge
           -------------------                -------------------------

Title: CEO                          Title: Sr. V.P.
      -----------------------             -----------------------------

ServerSolutions092298            Confidential                        Page 5 of 5

                   Exhibit A - Products and Services Quotation

                               Server Co-location
                                Enterprise 5 year

                               Issue Date: 1/27/99
                            Expiration Date: 2/27/99


        Customer Information
Corio                               VAR                          Torry Da La Cruz             Quota ID:
                                    Source                       Email
                                    Voice                        URL
Scott Albro                         Fax                          Voice
                                                                 Fax
Site Information
Site Location
NPA/NXX



One Time Set Up Fees                               List Price    Qty      Subtotal     Discount    Total

Installation
------------

Co-location Server Setup                           [*]           [*]      [*]          [*]          [*]

Options Setup
-------------

Aquas Bazaar 2.0                                   [*]
Balanced Server - Setup                            [*]
Dally System Back-up                               [*]                                              [*]




Monthly Recurring Fees                             List Price    Qty      Subtotal     Discount    Total

Monthly Fees
------------

500Kbps Bandwidth                                [*]            [*]       [*]            [*]        [*]
Burstable Service*        500Kbps - 10Mbps       [*]
Rack space                                       [*]            [*]       [*]            [*]        [*]

Options
-------

Keynote 10 City                                  [*]
Keynote 25 City                                  [*]
Balanced Server - Local                          [*]
Balanced Server - Global                         [*]

                                                                                                     [*]

Other Fees                                         List Price               Discount            Net Price

Remote Hands
------------

Service Level 1000                                 [*]
Service Level 2000                                 [*]
Service Level 3000                                 [*]
                                    [*]            [*]
Add 1.5 hours/month                 [*]            [*]
Add 1.10 hours/month                [*]            [*]
Add 1.15 hours/month                [*]            [*]


These discounts shall apply to the Burstable pricing.

Order Volume                 Discount Applied
<$160k/month                                [*]
$161K/month - $750K/month                   [*]
$751K/month - $1.5M/month                   [*]
>$1.5M/month                                [*]


                                              Signature: /s/ Signature Illegible
                                                                   Date: 1-29-99


[*] Certain information on this page has been omitted and filed separately with
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